                                                                    EXHIBIT 99.1

      CONTACT:                                                    MARCH 23, 2004
      Fredrick B. Rolff
      Chief Financial Officer        (908) 387-1673

       SENTIGEN HOLDING CORP. ANNOUNCES ANNUAL AND FOURTH QUARTER RESULTS

PHILLIPSBURG, NJ, March 23, 2004: Sentigen Holding Corp. (NasdaqSC: SGHL), today reported results for the year and quarter ended December 31, 2003.

Consolidated Results of Operations

            Revenues for the year ended December 31, 2003 were $9,014,781, a 25% increase over the year ended December 31, 2002. This increase was primarily driven by growth in demand for High-Throughput Screening (HTS) support services, mouse genetics services and protein expression services. Revenues for the quarter ended December 31, 2003 were $2,248,246, a 24% increase over the same period in 2002. The Company's revenues are entirely attributed to our wholly-owned operating subsidiary, Cell & Molecular Technologies, Inc.

            The net loss for the year ended December 31, 2003 was $873,188 or ($0.12) per share. This compares to a net loss of $522,031 or ($0.07) per share for the year ended December 31, 2002. The increase in loss was primarily due to a one-time stock based compensation charge of $820,407 recognized upon the extension of the term of a stock option previously granted to the Company's Chairman of the Board, Chief Executive Officer and President. For the quarter ended December 31, 2003 the Company's net loss was $422,360 or ($0.06) per share. This compares to a net loss of $222,662 or ($0.03) per share for the same period in 2002. The increase in net loss was primarily driven by increased research and development expenditures by Sentigen Biosciences, Inc. ("Sentigen Biosciences," formerly Sentigen Corp., the Company's wholly-owned subsidiary) as well as increased personnel costs related to the hiring of the Company's executive vice president of commercial operations in September 2003.

Results of Operations by Segment

      The Company operates through two wholly-owned subsidiaries, Cell & Molecular Technologies, Inc. (CMT) and Sentigen Biosciences. The expenses of the parent company, Sentigen Holding Corp. are reflected in Corporate.

            Cell & Molecular Technologies, Inc. Income from operations attributable to CMT for the year ended December 31, 2003 was $2,614,738 compared to $1,600,950 for the year ended December 31, 2002, a 63% increase. Income from operations attributable to CMT for the quarter ended December 31, 2003 was $503,813 compared to $248,770 for the same period in 2002. The improvement during the annual and quarterly periods was primarily due to CMT's higher revenues compared to the same periods in 2002.

            Sentigen Biosciences. Sentigen Biosciences is primarily engaged in the development and commercialization of novel bioassay systems that elucidate the underlying biology of protein-protein interactions. Sentigen Biosciences is initially targeting its Tango(TM) Assay System to address the functionalization of G protein-coupled receptors (GPCRs) for pharmaceutical drug discovery and development. Sentigen Biosciences filed patent applications on its Assay System and expects to file additional patent applications on this technology in the future. Loss from operations attributable to Sentigen Biosciences for the year ended December 31, 2003 was $1,259,673, a 12% increase when compared to the loss from operations of $1,124,787 for the year ended December 31, 2002. Loss from operations attributable to Sentigen Biosciences for the quarter ended December 31, 2003 was $368,626 compared to the loss from operations of $181,615 for the same period in 2002. The increase during the annual and quarterly periods was primarily due to higher research and development costs compared to the same periods in 2002.

            Corporate. Loss attributable to corporate holding company expenses for the year ended December 31, 2003 was $2,122,598. This compares to a loss attributable to corporate holding company expenses of $1,098,299 for the year ended December 31, 2002. Loss attributable to corporate holding company expenses for the quarter ended December 31, 2003 was $526,462. This compares to a loss attributable to corporate holding company expenses of $309,133 for the same period in 2002. The increase is primarily attributable to the one-time stock based compensation charge previously described as well as increased personnel costs related to the hiring of the Company's executive vice president of commercial operations in September 2003.


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
Cash and Working Capital

            At December 31, 2003, the Company had $10,086,952 in cash and cash equivalents and working capital of $9,956,254.

                     SENTIGEN HOLDING CORP. AND SUBSIDIARIES
                              FINANCIAL HIGHLIGHTS

INCOME STATEMENT HIGHLIGHTS:

                                                          (UNAUDITED)
                                                   FOR THE THREE MONTHS ENDED            FOR THE YEAR ENDED
                                                  ----------------------------      ----------------------------
                                                  DECEMBER 31,     DECEMBER 31,     DECEMBER 31,     DECEMBER 31,
                                                      2003             2002             2003             2002
                                                  -----------      -----------      -----------      -----------
Revenue
      Molecular cell science                      $ 1,562,219      $ 1,172,438      $ 6,076,502      $ 4,455,239
      Specialty media                                 686,027          540,250        2,938,279        2,662,204
      Sentigen Biosciences                                 --          100,003               --          100,003
                                                  -----------      -----------      -----------      -----------
                                                    2,248,246        1,812,691        9,014,781        7,217,446
                                                  -----------      -----------      -----------      -----------

Income After Direct Costs
      Molecular cell science                        1,083,024          865,974        4,206,733        3,069,609
      Specialty media                                 375,333          289,981        1,710,509        1,559,738
      Sentigen Biosciences                                 --           25,003               --           25,003
                                                  -----------      -----------      -----------      -----------
                                                    1,458,357        1,180,958        5,917,242        4,654,350
                                                  -----------      -----------      -----------      -----------
Income (Loss) From Operations
      Molecular cell science                      $   370,647      $   164,294      $ 1,725,336      $   709,455
      Specialty media                                 133,166           84,476          889,402          891,495
      Sentigen Biosciences                           (368,626)        (181,615)      (1,259,673)      (1,124,787)
      Corporate(1)                                   (526,462)        (309,133)      (2,122,598)      (1,098,299)
                                                  -----------      -----------      -----------      -----------

Loss From Operations                              $  (391,275)     $  (241,978)     $  (767,533)     $  (622,136)
                                                  ===========      ===========      ===========      ===========

Net Loss                                          $  (422,360)     $  (222,662)     $  (873,188)     $  (522,031)
                                                  ===========      ===========      ===========      ===========

Net Loss per Share
      Basic and diluted                           $     (0.06)     $     (0.03)     $     (0.12)     $     (0.07)
                                                  ===========      ===========      ===========      ===========

Weighted Average of Common Shares Outstanding
      Basic and diluted                             7,454,744        7,451,044        7,453,664        7,390,300
                                                  ===========      ===========      ===========      ===========

Note to Income Statement Highlights:

      (1) The operating loss from the corporate segment for the year ended December 31, 2003 includes a one-time charge of $820,407 for stock based compensation recognized upon the extension of the term of a stock option previously granted to our Chairman of the Board, Chief Executive Officer and President.


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
BALANCE SHEET HIGHLIGHTS:

                                               DECEMBER 31,    DECEMBER 31,
                                                  2003            2002
                                                  ----            ----
      Cash and cash equivalents                $10,086,952     $ 4,819,967
      Total investment securities                       --       5,307,419
      Total current assets                      11,347,858      11,058,549
      Total assets                              13,123,379      13,148,435

      Current maturities of long term debt     $   256,375     $   265,808
      Current liabilities                        1,391,604       1,246,785
      Long-term debt                               800,581       1,031,161
      Total liabilities                          2,192,185       2,277,946

      Stockholder's Equity                     $10,931,194     $10,870,489

            THIS NEWS RELEASE INCLUDES FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. ALTHOUGH THE COMPANY BELIEVES SUCH STATEMENTS ARE REASONABLE, IT CAN MAKE NO ASSURANCE THAT SUCH STATEMENTS WILL PROVE TO BE CORRECT. SUCH STATEMENTS ARE SUBJECT TO CERTAIN FACTORS THAT MAY CAUSE RESULTS TO DIFFER MATERIALLY FROM THE FORWARD-LOOKING STATEMENTS. SUCH FACTORS INCLUDE THE RISK FACTORS DISCUSSED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING ITS MOST RECENT ANNUAL REPORT ON FORM 10-K, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY WITHOUT CHARGE. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY RELEASE RESULTS OF ANY OF THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE HEREOF OR TO REFLECT THE OCCURRENCE OF UNEXPECTED RESULTS.

About Sentigen Holding Corp:

Sentigen Holding Corp. (NasdaqSC: SGHL) conducts business through two wholly owned operating subsidiaries, Cell & Molecular Technologies, Inc. ("CMT"), and Sentigen Biosciences, Inc. ("Sentigen Biosciences," formerly Sentigen Corp.). CMT provides contract research and development services and manufactures specialty cell culture media, reagents and other research products for companies engaged in the drug discovery process. Sentigen Biosciences is primarily engaged in the development and commercialization of novel bioassay systems that elucidate the underlying biology of protein-protein interactions. Sentigen Biosciences is initially targeting its Tango(TM) Assay System to address the functionalization of G protein-coupled receptors (GPCRs) in pharmaceutical drug discovery and development. Sentigen Biosciences has filed patent applications on its Assay System and expects to file additional patent applications on this technology in the future. For more information on our companies, please visit their respective websites: http://www.cmt-inc.net and http://www.sentigencorp.com.


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